UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026
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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.
Subscription Agreement and Issuance of Preferred Units
On March 6, 2026, OPAL Fuels LLC (“OPAL Fuels LLC”), a Delaware limited liability company and subsidiary of OPAL Fuels Inc. (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) and related documentation with Preferred Fuels LLC (the “Investor”), an affiliate of Fortistar LLC.
Pursuant to the Subscription Agreement, the Investor committed to purchase from OPAL Fuels LLC up to 1,800,000 Series A Preferred Units (“Units”) at a price of $100 per Unit, for an aggregate purchase price of up to $180,000,000 (the “Offering”) in multiple closings. Upon the first closing under the Subscription Agreement on March 6, 2026 (the “Initial Closing”), the Investor purchased 1,200,000 Units for an aggregate purchase price of $120,000,000 (the “Initial Investment”), and OPAL Fuels LLC may, in its sole discretion, require the Investor to fund up to an additional $60,000,000 of unfunded committed investments (the “Additional Investments”) within one year of the Initial Closing subject to certain terms and conditions set forth in the Subscription Agreement.
Pursuant to the Subscription Agreement, the Investor also has a right of first offer to purchase up to an additional 700,000 Units for an aggregate purchase price of up to $70,000,000 in the Offering in the event that OPAL Fuels LLC intends to sell any additional Units prior to the two (2) year anniversary of the Initial Closing.
The proceeds from the Initial Investment were used to redeem all of the outstanding Series A preferred units issued by OPAL Fuels LLC held by Mendocino Capital, LLC, a wholly owned subsidiary of NextEra Energy, Inc. Funds remaining available after such redemption may be used by OPAL Fuels LLC for general corporate purposes, including working capital, capital expenditures of OPAL Fuels LLC and its affiliates, as well as any project-level financing in respect of the projects identified in the Subscription Agreement.
The Units will be entitled to preferred quarterly distributions equal to 12% per annum, compounding quarterly (the “Preferred Coupon”). OPAL Fuels LLC at its sole discretion may choose to pay one-sixth of the Preferred Coupon in kind with respect to such quarterly period. The Units shall rank senior to all other classes of equity interests of OPAL Fuels LLC except the existing Series A-1 Preferred Units owned by Hillman RNG Investments LLC to which the Units are pari-passu, except with regard to certain protective provisions such as the right of the holder of the Units to appoint a director as described in Item 3.02 of this Current Report on Form 8-K, which right is not applicable to the Series A-1 Preferred Units.
The foregoing descriptions of the Subscription Agreement (including the transactions contemplated therein) and the Units do not purport to be complete and are subject in their entirety to the full text of the Subscription Agreement (including the description of the transactions included therein) filed hereto as Exhibit 10.1, the Amended and Restated Certificate of Designations for the Series A Preferred Units filed hereto as Exhibit 3.1, and the Second Amended and Restated Limited Liability Company Agreement of OPAL Fuels LLC.
Investor Warrant
In connection with the Initial Closing of the Offering, the Company issued to the Investor a warrant (the “Warrant”) to purchase up to 3,000,000 shares of Class A Common Stock (the “Warrant Shares”) of the Company, in substantially the form filed hereto as Exhibit 4.1. The Warrant Shares are issuable in multiple tranches as follows: (i) at the Initial Closing, 2,160,000 Warrant Shares were issued to the Investor; of which up to 720,000 Warrant Shares (the “Additional Warrant Shares”) are subject to forfeiture if the Additional Investments are requested by OPAL Fuels LLC pursuant to the terms of the Subscription Agreement within one year of the Initial Closing (the “Availability Period”), and are not funded by the Investor within the time period set forth in the Subscription Agreement, which number of forfeited Additional Warrant Shares shall be equal to the product of 720,000 multiplied by a fraction, the numerator of which is the amount of unfunded Additional Investments and the denominator of which is $60,000,000; and (ii) within two (2) years of the Initial Closing, up to an additional 840,000 Warrant Shares (the “Subsequent Warrant Shares”) shall be issuable on a pro rata basis in connection with each purchase by the Investor of up to an additional 700,000 Units for an aggregate purchase price of up to $70,000,000, with the number of Subsequent Warrant Shares issuable in connection with each such purchase equal to the product of 840,000 multiplied by a fraction, the numerator of which is the amount purchased and the denominator of which is $70,000,000. The exercise price per Warrant Share is equal to the sum of (x) the volume-weighted average price per share of Class A common stock on the Nasdaq Capital Market for the twenty (20) consecutive trading days ending on (and including) the trading day immediately preceding the issuance date of the Warrant, plus (y) $0.50, or as subsequently adjusted as provided in the Warrant.

The foregoing description of the Warrant does not purport to be complete and is subject in its entirety to the full text of the Warrant, the form of which is filed hereto as Exhibit 4.1.
Special Committee Approval
The sale of the Units and the issuance of the Warrant were negotiated and approved by a special committee of the audit committee of the board of directors (the “Board”) of the Company consisting solely of disinterested directors. To assist in its evaluation of the transaction, the special committee retained independent legal and financial advisors.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. OPAL Fuels Intermediate HoldCo LLC (the “Borrower”), a subsidiary of the Company, prior to the expiration of the delayed draw availability, recently drew down approximately $128.4 million under that certain Credit and Guarantee Agreement, dated September 1, 2023 (as amended by Amendment No. 1 to Credit and Guarantee Agreement, dated March 3, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Bank of America, N.A., as administrative agent, and the financial institutions from time to time parties thereto as lenders and as issuers of letters of credit. The material terms of the Credit Agreement are described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2025. The Borrower used a portion of net proceeds from the draw down under the Credit Agreement to repay the outstanding balance of approximately $20 million under its revolving loan facility.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Units were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Units were sold without general solicitation or general advertising to the Investor, which represented that it is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act). The Units have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Units are redeemable at the option of the OPAL Fuels LLC at any time, in whole or in part, at the applicable Redemption Price (as defined in the Amended Series A Certificate of Designations (as defined below)). In addition, the Investor may require mandatory redemption of the Units upon (i) a Change of Control (as defined in the Amended Series A Certificate of Designations), (ii) the occurrence of a Trigger Event (as defined in the Amended Series A Certificate of Designations) that has remained uncured for sixty (60) days, or (iii) at any time on or after the fifth (5th) anniversary of the Original Subscription Date (as defined in the Amended Series A Certificate of Designations), in each case at the applicable Redemption Price. If OPAL Fuels LLC fails to redeem any Units within 90 days of the date on which the Investor requests mandatory redemption, then the Investor will have the right (but not the obligation) to appoint a single director to the Board of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. In connection with the Offering and the transactions contemplated by the Subscription Agreement, on March 6, 2026, OPAL Fuels LLC approved and adopted an Amended and Restated Certificate of Designations of Series A Preferred Units (the "Amended Series A Certificate of Designations"). Among other things, the Amended Series A Certificate of Designations increased the dividend rates to 12% per annum (compounding quarterly) with a partial payment-in-kind option, revised the mandatory redemption provisions (including the addition of redemption triggers upon certain events or after the fifth anniversary of the issuance date), added enhanced protective covenants and transfer restrictions, and updated certain other terms and definitions to reflect the current transaction structure.
The foregoing descriptions of the Amended Series A Certificate of Designations do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Amended Series A Certificate of Designations, copies of which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release announcing its entry into the Subscription Agreement and the transactions contemplated thereby, including the issuance of the Units and the redemption of the existing preferred units. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information disclosed under this Item 7.01, including the exhibit, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Designations of Series A Preferred Units of OPAL Fuels LLC, dated March 6, 2026
4.1	Warrant, dated March 6, 2026
10.1*	Subscription Agreement, dated March 6, 2026
99.1	Press release, dated March 9, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
* Certain of the schedules and exhibits to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2026

OPAL Fuels Inc.

By:	/s/ Kazi Hasan
Name:	Kazi Hasan
Title:	Chief Financial Officer